EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Oswego County Bancorp, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bridge Street Financial, Inc. for the Bridge Street Financial, Inc. Stock Option Plan and Restricted Stock Plan of our independent auditors' report dated January 15, 2002, except for note 1(t) which is as of February 21, 2002, with respect to the consolidated statements of financial condition of Oswego County Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Prospectus for Common Stock of Bridge Street Financial, Inc. dated November 14, 2002, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


                                   /s/ KPMG LLP


January 3, 2003
Syracuse, New York